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                                                                   Exhibit 10.38


                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT
                         Dated as of November 11, 1999

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Agreement") is entered into this 6th day of March, 2001 (the "Effective Date") between Data Critical Corporation ("Data Critical" or the "Company") and Robert A. May ("you" or the "Executive").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company and the Executive have entered into a certain letter agreement dated as of November 11, 1999 (the "Original Employment Agreement") setting forth certain agreements with respect to terms of the Executive's employment with the Company; and

     WHEREAS, the parties hereto wish to amend the terms of the Original Employment Agreement as hereinafter set forth (the Original Employment Agreement, as amended by this Amendment, being collectively, the "Employment Agreement");

     NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. The Original Employment Agreement is hereby amended as set forth in this Section 1:

     1.1 References in the Original Employment Agreement to the dollar amounts of "$10,416.67" and "$125.000" in respect of Executive's monthly and annual salary shall be deleted and the amounts "$13,541.67" and "$162,500" shall be substituted therefor, respectively;

     1.2 The following bulletpoint paragraph shall be added to the second paragraph of the Original Employment Agreement as an additional component of Executive's compensation:

          ". You may be entitled to a one-time performance based bonus on the terms and conditions set forth on Exhibit A hereto.";

     1.3 The sixth paragraph of the Original Employment Agreement (setting forth the severance provisions and for cause termination provisions) is hereby deleted in its entirety and the following shall be inserted in its place:

          "The term of this Agreement shall be extended and shall continue for a term of one (1) year from the date hereof, subject to earlier termination as set forth below (the "Original Term"). The Company and you acknowledge that your employment is and shall continue to be at-will, as defined under applicable law, and that your employment with the Company may be terminated by either party at any time for any or no reason, subject to the terms of this letter agreement. If your employment terminates fox any reason, you shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this letter agreement or as otherwise required by law.
          Any payments, benefits, damages, awards, or
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          other compensation provided for hereunder upon any termination hereof shall be inclusive of (and not additive to) any such amounts required pursuant to any applicable law. The rights and duties created by this agreement may not be modified in any way except by a written agreement executed by the Company and the you. The terms of this paragraph shall survive the termination of this Agreement and/or the termination of your employment with the Company.

          In the event that the Company terminates you at any point in time without Cause (as defined below) at any time during the Original Tern of this Agreement, Data Critical will continue to pay your monthly salary $13,541.67 per month (subject to customary withholding) for a period of six months after such termination in accordance with its standard payroll procedures. For purposes of this agreement, "Cause" shall mean, the commission of an act of fraud or dishonesty in the course of your employment with Data Critical; conviction or plea of nolo contendre of or to a crime constituting a felony or in respect of any act of fraud, dishonesty or moral turpitude; failure to perform the duties assigned to you material to the business conduct of Data Critical under circumstances in which you knew or should have reasonably known that such failure would be detrimental to Data Critical, unless you remedy such failure not later than 30 days following delivery to you of a written notice from Data Critical describing such failure in reasonable detail. You may also be entitled to payment of severance in the amount, at the times and upon the conditions set forth on Exhibit A attached hereto.

          You hereby agrees that you shall not, during the term of your employment and for a period of 90 days after termination of your employment with the Company and/or any of its affiliates for any reason, do any of the following without die prior written consent of the Board of Directors of the Company (for purposes of this paragraph, the term "Company" shall mean the Company and each of its subsidiaries):

               (i) Compete. Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee, advisor or consultant) for any company or other enterprise carrying on or proposing to carry on any business or having any product line related to the business of the Company, including, without limitation, in-hospital wireless products or systems; enterprise monitoring or telemetry products; handheld communications products for doctors, nurses and other health care professionals; remote monitoring of, or transmission of, ECGs or other patient medical information; any pacemaker, arrhythmia follow-up or patient charting software or hardware products or technology for cardiologists or cardiac surgeons; wireless physician charting products; or any other current or currently planned (at the time of your termination) products or businesses by the Company, or that are otherwise competitive with the business conducted by or planned to be conducted by the Company, nor

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               engage in any other activities that conflict with your
               obligations to the Company (any such company or enterprise, being a "Competitor").

               (ii) Solicit Business. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any Competitor.

               (iii) No-Hire. Solicit or influence or attempt to influence, directly or indirectly, any person employed by the Company or any of its affiliates to terminate or otherwise cease his employment with the Company or hire any such person within 6 months after such person's leaving the Company's employ.

               (iv) Equitable Remedies Survival. You acknowledge and agree that your breach of this Agreement will cause irreparable injury to the Company for which money damages and other remedies at law would be inadequate, and as such that the Company and/or its affiliates shall be entitled to equitable remedies, including, without limitation, specific performance and/or temporary or permanent injunctive relief. The provisions of clauses (i)-(v) of this paragraph shall survive the termination of this Agreement and/or the termination of your employment with the Company.

               (v) Scope. You acknowledge and agree that the Company has relied and is relying on the covenants contained herein in their decision to enter into this Agreement and that in light of such reliance the covenants contained herein are fair and reasonable.

          Any dispute or claim arising out of or in connection with this agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award tendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. The provisions of this paragraph shall survive the termination of this Agreement and/or the termination of your employment with the Company.

     1.5. The Original Employment Agreement is hereby further amended to add Exhibit A attached hereto as Exhibit A thereto.

     SECTION 2. Effect on Original Employment Agreement. This Amendment amends the Original Employment Agreement and all terms of this Amendment shall be deemed incorporated into and made a part of the Employment Agreement. Except as and to the extent specifically modified by the terms of this Amendment, all terms of the Original Employment Agreement shall remain in full force and effect. All references to the Employment Agreement in any other agreement or document, and all references in the Employment Agreement to "this Agreement,"

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"hereof," "hereunder," or "hereto" or words of similar import shall be deemed to be references to the Original Employment Agreement as amended hereby.

     SECTION 3.  Miscellaneous Provisions.

     3.1 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     3.2 Severability. If one or more provisions of the Employment Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from the Employment Agreement, (ii) the balance of the Employment Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Employment Agreement shall be enforceable in accordance with its terms.

     3.3 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     3.4 Advice of Counsel. EACH PARTY TO THE EMPLOYMENT AGREEMENT AND THIS AMENDMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF SUCH AGREEMENTS. NEITHER THE EMPLOYMENT AGREEMENT NOR THIS AMENDMENT SHALL BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                           [Signature Page Follows]

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     The parties have executed this Agreement the date first written above.

                                  DATA CRITICAL CORPORATION:


                                  By:     /s/ Michael E. Singer
                                     -------------------------------------

                                  Title:   EVP, CFO
                                        ----------------------------------

                                  19820 North Creek Parkway
                                  Suite 100
                                  Bothell, WA  98011

                                  ROBERT A. MAY:

                                  Signature:  /s/ Robert A. May  3/16/01
                                            ------------------------------

                                  18047 NE 99th Court
                                  Redmond, WA  98052

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                                   EXHIBIT A
                                   ---------



Terms of Performance Based Bonus:
--------------------------------

You will be entitled to payment of a one tune cash bonus in the amount of $50,000 (subject to customary withholding) in the event (and solely in the event) that and upon (i) the Company consummates the proposed acquisition as contemplated by Project Viper currently underway and (ii) following such acquisition, completion under your oversight of the migration and integration of all in-hospital product manufacturing operations of the Company and the Target to a single location as designated by the Board of Directors of the Company.


Terms of Severance:
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You shall also be entitled to payment of severance in the amount and on the terms set forth in Section 4 of the Agreement if, as a requirement of your continued employment with the Company, the Company has required you to permanently relocate to Tustin, California and, rather than relocate, you elect to voluntarily terminate your employment with the Company.

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